Exhibit 99.1

Contact:	610-337-7000	For Immediate Release:
	Daniel Platt, ext. 1029	July 29, 2014
Shelly Oates, ext. 3202

AmeriGas Partners Reports Third Quarter Earnings, Confirms Guidance

VALLEY FORGE, Pa., July 29 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported a seasonal net loss attributable to AmeriGas Partners for the third quarter of fiscal 2014 ended June 30, 2014 of $37.8 million compared to a seasonal net loss of $34.6 million for the third quarter of fiscal 2013. The Partnership’s adjusted earnings before interest expense, income taxes, depreciation and amortization (Adjusted EBITDA) decreased to $55.1 million for the third quarter of 2014 compared to $69.0 million for the same period last year.

For the three months ended June 30, 2014, retail propane volumes sold were 215.6 million gallons compared with retail propane volumes of 224.7 million gallons in the prior-year period. Weather for the quarter was 9.3% warmer than normal and 9.7% warmer than in the prior-year period, according to the National Oceanic and Atmospheric Administration (NOAA).

Jerry E. Sheridan, chief executive officer of AmeriGas, said “Our results for the quarter were in line with our expectations given the warmer weather. As we had previously stated, last year’s third quarter results were unusually favorable due to cold spring weather that followed a relatively warm winter. We continue to make significant progress with our growth initiatives. Our National Accounts program experienced a solid quarter with volume up 11%. AmeriGas Cylinder Exchange, our nationwide cylinder exchange program, delivered volume growth of 4% during the third quarter. We continue to make good progress in expanding our exchange program, with more than 1,000 new distribution locations added this year.”

Sheridan continued, “Given our results thus far and our current assessment of business conditions for the remainder of the fiscal year, we continue to anticipate Adjusted EBITDA for fiscal 2014 to be in the range of $660 million to $675 million. We are pleased with the strong performance of the business thus far. Our year to date Adjusted EBITDA of $617 million is just about equal to our Adjusted EBITDA for all of last year. At the low end of our guidance levels, Adjusted EBITDA would be up 7% from last year and would have nearly doubled from just three years ago.”

Revenues for the quarter increased to $613.2 million from $581.7 million in the prior-year period, reflecting higher average selling prices, largely due to higher propane product costs, but partially offset by lower retail volumes sold. The average wholesale cost of propane at Mont Belvieu, Texas, for the current quarter was approximately 16% higher than the average cost in the same period last year. Total margin decreased $6.4 million principally reflecting lower retail propane total margin of $3.4 million and a $2.8 million loss on unsettled commodity derivative instruments. The lower retail propane margin is principally due to the decrease in volumes sold partially offset by modestly higher average retail propane unit margins.

Operating and administrative expenses in the prior-year period included $9.9 million of transition expenses associated with the integration of Heritage Propane. Excluding the effects of this expense, operating and administrative expenses increased $10.5 million during the 2014 period principally reflecting higher

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AmeriGas Partners Reports Third Quarter Earnings, Confirms Guidance

payroll and benefits, general insurance, equipment repair and maintenance and advertising expenses. Operating income decreased $2.2 million principally reflecting the decrease in margin offset by lower depreciation expense.

Adjusted EBITDA and total margin are non-GAAP financial measures. Adjusted EBITDA is defined herein as earnings before interest expense, income taxes, depreciation and amortization, unrealized and realized gains and losses on commodity derivative instruments not associated with current period transactions and Heritage Propane acquisition and transition expenses. Total margin represents total revenues less total cost of sales. Management believes the presentation of these measures provides useful information to investors to more effectively evaluate the year-over-year results of operations of the Partnership. These measures are not comparable to measures used by other entities and should only be considered in conjunction with net income attributable to AmeriGas Partners, L.P.  A reconciliation of EBITDA and Adjusted EBITDA to the most comparable GAAP financial measure is included on the last page of this press release.

About AmeriGas
AmeriGas is the nation’s largest retail propane marketer, serving over two million customers in all 50 states from over 2,500 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership and the public owns the remaining 74%.

AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss third quarter earnings and other current activities at 9:00 AM ET on Wednesday, July 30, 2014. Interested parties may listen to the audio webcast both live and in replay on the Internet at
http://investors.amerigas.com/investor-relations/events-presentations or at the company website http://www.amerigas.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on Wednesday, July 30 through 11:59 PM ET on Wednesday, August 6. The replay may be accessed at 1-855-859-2056, and internationally at 1-404-537-3406, conference ID 69809906.

Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com.

This press release contains certain forward-looking statements which management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, and our ability to successfully integrate acquisitions and achieve anticipated synergies. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

AP-09	###	7/29/14

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013	2014	2013
Revenues:
Propane	$549,976	$518,361	$2,941,701	$2,413,802	$3,412,665	$2,863,857
Other	63,261	63,358	210,985	220,771	271,991	281,001
	613,237	581,719	3,152,686	2,634,573	3,684,656	3,144,858
Costs and expenses:
Cost of sales - propane	320,839	283,037	1,750,500	1,306,728	2,015,346	1,554,526
Cost of sales - other	22,822	22,657	61,336	63,460	86,355	87,569
Operating and administrative expenses	225,141	224,452	744,007	733,267	954,668	966,870
Depreciation	37,069	41,738	116,925	117,668	158,563	157,300
Amortization	10,788	10,775	32,411	32,825	43,151	43,821
Other income, net	(7,848)	(7,579)	(21,534)	(23,385)	(30,652)	(32,975)
	608,811	575,080	2,683,645	2,230,563	3,227,431	2,777,111
Operating income	4,426	6,639	469,041	404,010	457,225	367,747
Interest expense	(41,328)	(41,247)	(124,964)	(124,219)	(166,177)	(163,429)
(Loss) income before income taxes	(36,902)	(34,608)	344,077	279,791	291,048	204,318
Income tax expense (benefit)	(847)	59	(2,204)	(516)	(3,359)	(1,441)
Net (loss) income	(37,749)	(34,549)	341,873	279,275	287,689	202,877
Less: net income attributable to noncontrolling interest	(12)	(46)	(4,633)	(3,997)	(4,505)	(3,602)
Net (loss) income attributable to AmeriGas Partners, L.P.	$(37,761)	$(34,595)	$337,240	$275,278	$283,184	$199,275
General partner’s interest in net (loss) income attributable to AmeriGas Partners, L.P.	$6,155	$5,045	$20,689	$16,648	$25,540	$20,139
Limited partners’ interest in net (loss) income attributable to AmeriGas Partners, L.P.	$(43,916)	$(39,640)	$316,551	$258,630	$257,644	$179,136
(Loss) income per limited partner unit (a)
Basic	$(0.47)	$(0.43)	$3.04	$2.70	$2.76	$1.92
Diluted	$(0.47)	$(0.43)	$3.04	$2.70	$2.76	$1.92
Average limited partner units outstanding:
Basic	92,888	92,838	92,873	92,830	92,865	92,824
Diluted	92,888	92,838	92,941	92,904	92,939	92,899
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	215.6	224.7	1,064.6	1,039.8	1,270.0	1,243.0
Wholesale gallons sold (millions)	10.1	16.6	82.9	81.9	102.8	104.1
EBITDA (b)	$52,271	$59,106	$613,744	$550,506	$654,434	$565,266
Adjusted EBITDA (b)	$55,052	$68,968	$616,525	$571,252	$663,008	$605,307
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$16,581	$12,645	$46,972	$33,992	$64,467	$44,550
Transition capital related to Heritage integration	$—	$4,749	$—	$15,730	$4,645	$28,995
Growth capital expenditures	$12,702	$8,905	$33,320	$31,014	$41,502	$40,067

(a)
(Loss) income per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

(b)
Earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") should not be considered as an alternative to net income (loss) attributable to AmeriGas Partners, L.P. (as an indicator of operating performance) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to (1) compare the Partnership's operating performance with that of other companies within the propane industry, and (2) assess the Partnership's ability to meet loan covenants. The Partnership's definition of EBITDA may be different from those used by other companies.

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization from EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods.

Management also uses EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation's reportable segments. UGI Corporation discloses the Partnership's EBITDA in its disclosure about reportable segments as the profitability measure for its domestic propane segment. EBITDA in the twelve months ended June 30, 2014 includes transition expenses of $5,793 associated with the Heritage Propane acquisition. EBITDA in the three, nine and twelve months ended June 30, 2013 includes acquisition and transition expenses of $9,862, $20,746 and $40,041, respectively, associated with the Heritage Propane acquisition.
The following table includes reconciliations of net income attributable to AmeriGas Partners, L.P. to EBITDA and Adjusted EBITDA (1) for all periods presented:

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013	2014	2013
Net (loss) income attributable to AmeriGas Partners, L.P.	$(37,761)	$(34,595)	$337,240	$275,278	$283,184	$199,275
Income tax expense (benefit)	847	(59)	2,204	516	3,359	1,441
Interest expense	41,328	41,247	124,964	124,219	166,177	163,429
Depreciation	37,069	41,738	116,925	117,668	158,563	157,300
Amortization	10,788	10,775	32,411	32,825	43,151	43,821
EBITDA	$52,271	$59,106	$613,744	$550,506	$654,434	$565,266
Heritage Propane acquisition and transition expenses	—	9,862	—	20,746	5,793	40,041
Net losses on commodity derivative instruments entered into beginning April 1, 2014, not associated with current period transactions	2,781	—	2,781	—	2,781	—
Adjusted EBITDA (1)	$55,052	$68,968	$616,525	$571,252	$663,008	$605,307
The following table includes a reconciliation of forecasted net income attributable to AmeriGas Partners, L.P. to forecasted Adjusted EBITDA for the fiscal year ending September 30, 2014:

Forecast Fiscal Year Ending September 30, 2014
Net income attributable to AmeriGas Partners, L.P. (estimate)	$292,000
Interest expense (estimate)	166,000
Income tax expense (estimate)	3,000
Depreciation (estimate)	160,000
Amortization (estimate)	43,000
Net losses on commodity derivative instruments entered into beginning April 1, 2014, not associated with current period transactions	3,000
Adjusted EBITDA	$667,000

(1) Adjusted EBITDA is a non-GAAP financial measure. Management believes the presentation of this measure provides useful information to investors to more effectively evaluate the year-over-year results of operations of the Partnership. Management uses Adjusted EBITDA to exclude from AmeriGas Partners' EBITDA unrealized and realized gains and losses on commodity derivative instruments entered into beginning April 1, 2014, not associated with current period transactions and other gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. AmeriGas Propane accounts for gains and losses on its commodity derivative instruments in earnings as a component of cost of sales. This measure is not comparable to measures used by other entities and should only be considered in conjunction with net income (loss) attributable to AmeriGas Partners, L.P. for the relevant periods.

2